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                                                                   EXHIBIT 99.14

                       [INFOSEEK CORPORATION LETTERHEAD]



                            CONSENT TO USE OF NAME

        Infoseek Corporation, a corporation organized under the laws of the State of California ("Infoseek California"), hereby consents to the use by Infoseek Corporation, a corporation organized under the laws of the State of Delaware, of the name "Infoseek Corporation" for the purpose of qualifying to do business in any jurisdiction where it desires to be so qualified.

        IN WITNESS WHEREOF, the said Infoseek California has caused this Consent to be executed by Andrew E. Newton, its Vice President, General Counsel, and Secretary, this 7th day of October, 1998.



                                        INFOSEEK CORPORATION

                                        By: /s/ Andrew E. Newton
                                            --------------------------
                                            Andrew E. Newton
                                            Vice President, General Counsel, and
                                            Secretary